UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2025, ETHZilla Corporation (the “Company”, “we” and “us”), entered into (i) a Purchase and Subscription Agreement (the “Karus Purchase Agreement”) with Karus Inc., a Delaware corporation (“Karus”), (ii) separate Stock Purchase Agreements (the “Karus Stock Purchase Agreements”) with certain stockholders of Karus (the “Karus Stockholders”); and (iii) a Series A Preferred Stock Rights Agreement with Karus and certain significant stockholders of Karus (the “Key Holders”, and the “Karus Rights Agreement”). Karus operates a proprietary AI-powered data analytics platform for use by underwriters and lenders in the consumer auto finance industry (the “Karus Platform”).

Pursuant to the Karus Purchase Agreement, Karus sold us 1,421,464 shares of its Class A Preferred Stock (the “Karus Series A Shares”) representing 16% of Karus’ fully-diluted capitalization in consideration for (a) $3 million in cash; and (b) 453,721 shares of our common stock with an agreed value of $5 million, of which half are subject to a three month lock-up and half are freely transferrable, subject to applicable federal and state securities laws (the “Karus Shares”).

Pursuant to the Karus Stock Purchase Agreements, the Karus Stockholders sold us 310,945 shares of Karus common stock and 44,420 shares of Karus Series Seed-3 Preferred Stock (the “Karus Series Seed-3 Shares”), representing an aggregate of 4% of Karus’ fully-diluted capitalization in consideration for 181,488 shares of our common stock with an agreed value of $2 million, which are subject to a six month lockup (the “Karus Stockholder Shares”).

As a result of the Karus Purchase Agreement and the Karus Stock Purchase Agreements (collectively, the “Purchase Agreements”), which have closed to date, as discussed below, the Company holds an aggregate of 20% of the fully-diluted capitalization of Karus (collectively, the “Karus Securities”).

The rights of the Karus Series A Shares are set forth in the Amended and Restated Certificate of Incorporation of Karus, Inc. filed by Karus with the Delaware Secretary of State on December 2, 2025 (the “Karus Designation”). Such rights set forth in the Karus Designation (which include the rights of the Karus Series Seed-3 Preferred Stock) and/or the Rights Agreement include, but are not limited to: (A) a liquidation preference equal to an aggregate of $5.628 per Karus Series A Share and $1.8832 per Series Seed-3 Preferred Stock share, pari passu with other preferred stockholders, (B) a right of first offer on subsequent issuances of Karus equity securities for so long as the Company holds at least 40% of its original holdings of Karus Series A Shares, subject to certain priority rights of other stockholders of Karus, (C) an agreement by Karus to assign to the Company any right of first refusal that it declines to exercise with respect to a proposed transfer of Karus shares by any Key Holder, subject to the preexisting rights of certain other securityholders to acquire such shares, (D) the right to convert the Karus Series A Shares and Karus Series Seed-3 Shares into shares of Karus common stock at a conversion price of $5.628 and $1.8832 per share, respectively (initially, a conversion ratio of one-for-one), and mandatory conversion into common stock of Karus, upon either (i) the closing of the sale of shares of Karus common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) the approval of the holders of at least a majority of the outstanding shares of all outstanding classes of preferred stock of Karus, (E) certain drag-along rights, (F) certain weighted average anti-dilution and protective provisions, subject to certain exceptions, (G) certain protective provisions requiring the consent of a majority of the preferred stockholders (including the holders of the Series A Preferred Stock and Series Seed-3 Preferred Stock) of Karus to approve certain items or events, and (H) the right for the holders of the Karus Series A Preferred Stock (initially the Company) to appoint one member of the Board of Directors of Karus.

The Karus Purchase Agreement includes (i) customary representations of each of the parties; (ii) positive and negative covenants required to be met by Karus following the Closing (defined below), relating to required quarterly budgets, financial reporting, minimum cash balances and notification of key personnel changes, as well as budget compliance, and restrictions on new business lines, capital expenditures, compensation adjustments, indebtedness, sales or dispositions of assets and operations, public listings and reverse mergers, issuances of securities, and amendments to Karus’ governing documents, without the prior approval of the Board of Directors Karus, subject to certain exceptions; and (iii) customary indemnification requirements of the parties, subject to a $100,000 deductible and a $1 million cap, subject to certain customary exceptions. The Karus Purchase Agreement also provides that the Company will have the right to appoint one member of the Board of Directors of Karus, for so long as the Company owns at least 50% of its original investment in Karus, and the Rights Agreement provides that the Company and the Key Holders will vote to approve the appointment of certain directors to be nominated as set forth therein, subject to certain rights and obligations, which as to the Company is intended to be the same director which the Company has the right to appoint pursuant to the Series A Preferred Stock as discussed above.

Pursuant to the Karus Purchase Agreement, Karus, the Company and liquidity.io will use their commercially reasonable efforts to tokenize (i.e. issue one or more digital tokens on Ethereum Layer 2 protocols representing) certain auto loan assets listed on the Karus Platform, including any auto loan contracts, rights to receive payment, and linked or derivative securities (the “Auto Loan Assets”). The Company’s liquidity.io and Satschel platforms will serve as the sole and exclusive blockchain infrastructure and trading platform for any such tokenization and the Company will maintain governance and issuance rights over digital tokens relating to the Auto Loan Assets for treasury management, yield distribution, or collateralization purposes.

The Purchase Agreements also grant registration rights to Karus and the Karus Stockholders, pursuant to which the Company is required to use its reasonable best efforts to (i) file a registration statement with the SEC covering the resale of the Karus Shares and the Karus Stockholder Shares (collectively, the “Registrable Securities”) on or prior to 30 days following Closing, and (ii) have such registration statement declared effective as soon as practicable, but no later than 120 days following the initial filing date of the registration statement if the SEC notifies the Company that it will review the registration statement (or 5 business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed, whichever is earlier), subject to certain permitted extensions. If the Company fails to comply with these requirements, subject to certain conditions and exceptions, the Purchasers will be entitled to liquidated damages equal to 0.5% of the aggregate value of such Registrable Securities (determined on the first day of such failure) for each 30 days that such failure continues, subject to a $250,000 liquidated damages cap. The Company is also required to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date all registrable securities have been sold pursuant to an effective registration statement, (ii) the date all registrable securities have been sold without restriction under Rule 144, (iii) the registrable securities have been sold or disposed of in a private transaction; (iv) the date the registrable securities are no longer outstanding; or (v) without restriction under Rule 144. The Company is responsible for all expenses in connection with the registration of the registrable securities, other than any selling commissions or underwriter fees or discounts.

The acquisition contemplated by the Purchase Agreements closed on December 2, 2025 (the “Closing” and such date, the “Closing Date”).

The representations, warranties and covenants of each party set forth in the Purchase Agreements have been made only for the purposes of, and were and are solely for the benefit of the parties to, such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will only survive consummation of the purchase as specifically set forth therein and (ii) were made only as of the date of each such agreement, as applicable or such other date as is specified in each such agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement in question, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Karus Purchase Agreement and the Karus Stock Purchase Agreements are included with this filing only to provide investors with information regarding the terms of each such agreement and not to provide investors with any factual information regarding the Company, their respective affiliates or their respective businesses.

The foregoing description of the Karus Purchase Agreement, the Karus Stock Purchase Agreements, and the Rights Agreement is not complete and is subject to, and qualified in its entirety by reference to the Karus Purchase Agreement, the form of Karus Stock Purchase Agreement, and the Rights Agreement filed herewith as Exhibits 2.1, 10.1, and 10.2, which are incorporated in this Item 1.01 by reference in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Karus Securities were acquired on December 2, 2025, upon the Closing, as discussed in greater detail in Item 1.01, above, which information and disclosures are incorporated by reference into this Item 2.01 in their entirety by reference, to the extent required by Item 2.01 of Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are incorporated by reference into this Item 3.02 in their entirety.

The offer and sale of the Karus Shares and the Karus Stockholder Shares were exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing offer, sales and issuances did not involve a public offering, the recipients have confirmed that they were an “accredited investor”, and that the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01 Regulation FD Disclosure.

Press Release and Presentation

On December 3, 2025, the Company filed a press release announcing the Closing of the transactions contemplated by the Purchase Agreements. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#	Purchase and Subscription Agreement dated December 1, 2025, by and among ETHZilla Corporation and Karus, Inc.
10.1*	Form of Stock Purchase Agreement dated December 1, 2025, by and among ETHZilla Corporation and Certain Stockholders of Karus, Inc.
10.2*#£	Karus, Inc. Series A Preferred Stock Rights Agreement dated December 1, 2025, by and among Karus, Inc., ETHZilla Corporation and Certain Stockholders of Karus, Inc.
99.1**	Press Release dated December 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

**	Furnished herewith.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that ETHZilla Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer